STOCK OPTION AGREEMENT

This Stock Option Agreement is made this 15th day of March, 2012, between Destiny Media, Corp., a Delaware corporation ("DMC") and Donald Mack, ("the Optionee").

WHEREAS, Optionee has performed in the capacity of chief executive officer and chairman of DMC since the inception of DMC in 2002;

WHEREAS, DMC has granted the Optionee an option (The "Option" to purchase shares of the common stock of DMC (the "Stock") pursuant to a Written Consent of the Board of Directors and Simple Majority of Shareholders in lieu of Special Meeting.

NOW, THEREFORE, in consideration of the premises it is agreed as follows:

1. GRANT OF OPTION. DMC hereby grants to Optionee the right and option to acquire up to Twenty Million (20,000,000) shares of the Stock at a purchase price per share of $0.0001 per share.

2. METHOD OF EXERCISE. This Option may be exercised in whole or in part by Optionee giving written notice to DMC at its principal place of business accompanied by a check in payment of the purchase price for the Stock as to which the Option is being exercised. DMC shall make prompt delivery of such Stock, provided that if any law or regulation requires DMC to take any action with respect to the Stock as to which the Option is being exercised, the date of delivery of such Stock shall be extended for the period necessary to take such action. In the event of a partial exercise, DMC shall issue a replacement option agreement for the remaining unexercised portion.

3. TERMINATION OF OPTION. The Option hereby granted, to the extent not previously exercised, shall terminate on March 15, 2019. (seven years from the date of grant). The term of the Option shall not be affected by any termination of the affiliation of the Optionee with DMC.

4. ANTI-DILUTION. In the event the Stock subject to this Option is changed into or exchanged for a different number or kind of stock or other securities of DMC or of another organization by reason of merger, consolidation or reorganization, re-capitalization, reclassification, combination of shares, stock split or stock dividend;

(a) The aggregate number and kind of shares of Stock subject to this Option shall be adjusted appropriately;

(b) The Option price of this Option shall be adjusted appropriately;

(c) Where dissolution or liquidation of DMC or any merger of consolidation in which DMC is not a surviving corporation is involved, the Optionee holding this Option shall have the right immediately prior to such dissolution, liquidation, merger or combination to exercise this Option, in whole or in part, to the extent that it shall not have been exercised without regard to any installment exercise provision.

5. RIGHTS PRIOR TO EXERCISE OF OPTION. The Option hereby granted is fully transferable by Optionee allowing transfer to any individual person or entity of Optionee's choice, including but not limited to Optionee's family members, or non-family members, including trusts or other estate planning entities and shall be for the exclusive benefit of such assignor or designee. Optionee shall have no rights as a shareholder in the shares of Stock purchasable pursuant to Options hereunder until payment of the purchase price and delivery has been made.

6. RIGHTS FOLLOWING EXERCISE OF OPTION. Ownership rights in the common stock shall vest with the Optionee upon exercise of the Option, in whole or in part.

7. RESTRICTED TRANSFERABILITY OF STOCK. Any sale or transfer of the Stock purchased pursuant to this Option must be in accordance with applicable federal and state securities laws. The Stock underlying the Option have not been registered with the Securities and Exchange Commission and may only be sold pursuant to an effective registration statement filed with the Commission or an exemption from registration. The availability of an exemption from registration must be demonstrated to the reasonable satisfaction of legal counsel for DMC. So long as the Optionee remains affiliated with DMC, upon written notice to the Optionee, DMC may from time to time issue a stop transfer instruction preventing transfer of any certificate issue to the Optionee until such time that DMC may make proper pubic disclosure of material, non-public information disclosed to the Optionee but in no event shall such stop transfer instruction be greater than thirty (30) days.

8. REGISTRATION RIGHTS If at any time or from time to time during the term of this Option, DMC shall determine to register securities for its own account for a public offering or the account of any of its stockholders to publicly sell their securities, other than a registration on S-8 relating solely to employee stock option or purchase plans, DMC will promptly notify Optionee of such registration and if Optionee notifies DMC of its desire to be included in such registration within five business days of DMC's notice to Optionee, DMC shall include the shares underlying this Option in such registration. DMC at its expense will keep such registration effective for a period of no less than 365 days or until Investor has completed the distribution described in the registration statement relating thereto, whichever first occurs; and furnish such number of prospectuses and other documents incident thereto as Optionee from time to time may reasonably request.

9. BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be executed as first herein above set forth.

DESTINY MEDIA, CORP.

By: ____________________

GEORGE PALMER, DIRECTOR

DONALD MACK

By: ____________________

DONALD MACK, OPTIONEE